Exhibit 10.9

THE MILLS CORPORATION

STOCK OPTION AGREEMENT

(Employee/Officer/NSO Grant)

THIS NON-QUALIFIED STOCK OPTION (the “Option”) is granted as of the     day of        200   (the “Date of Grant”), by THE MILLS CORPORATION, a Delaware corporation (the “Company”), to                  (“Grantee”) pursuant to the terms of The Mills Corporation Amended and Restated 2004 Stock Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Plan.

1.             Grant.  In consideration for Grantee’s services rendered to the Company, the Company hereby grants to Grantee an Option to purchase on the terms and conditions contained herein and set forth in the Plan, all or any part of an aggregate of          (    ) shares of the Company’s voting common stock, having a par value of $0.01 per share (the “Option Shares”), at the purchase price of $       per share (the “Option Price”).

2.             General Terms.

(a)           Option Period and Exercisability.  The term of this Option shall be for a period (the “Option Period”) beginning on the Date of Grant and ending on the tenth (10th) anniversary of the Date of Grant, unless sooner terminated under the terms contained herein or in the Plan.  Except as otherwise provided in Section 17.2 of the Plan with respect to a “Change in Control,” this Option shall become exercisable as set forth in the following vesting schedule:

Percentage of Shares Vested		Vesting Date
%
%

The Option Shares as to which this Option becomes exercisable shall be referred to herein as “Vested Option Shares.”  If Grantee ceases to be a Service Provider for any reason other than: (i) a termination of Grantee’s Service by the Company or an Affiliate for Cause, or (ii) Grantee’s voluntary termination of Service other than for Good Reason, and such termination occurs between Vesting Dates, then a prorated number of the Option Shares to be vested as of the next succeeding Vesting Date (which prorated number shall be calculated based on the number of days in the applicable vesting period prior to the termination over the total number of days in such vesting period) shall be deemed to have been vested as of the date of such termination; provided that no fraction of a share shall be deemed vested pursuant to this provision.  Upon a Change of Control, all Option Shares shall become fully vested, subject to Section 17.2(a) and (b) of the Plan.

(b)           For purposes of this Agreement, “Person” means an individual or entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust or business association.

(c)           “Good Reason” shall mean the occurrence of any one or more of the following events without the express written consent of the Grantee; provided, however, that any of the events described in clauses (ii) and (iv) below shall only constitute Good Reason if the Company shall have failed to correct or remedy such event within thirty (30) days following receipt of written notice from the Grantee describing in reasonable detail such event and demanding correction or remedy:

(i)            The relocation of Grantee’s principal office to a location that is more than fifty (50) miles from the Company’s current or future Washington, D.C. area headquarters, or, if Grantee is not located at the Company’s Washington, D.C. area headquarters, a relocation of Grantee’s office that results in an increase of fifty (50) miles or more in the distance of Grantee’s commute;

(ii)           a failure by the Company to pay or provide for any earned base salary, earned annual bonus or any other material earned compensation in each case when due;

(iii)          a reduction by the Company in Grantee’s base salary except as part of a salary reduction program approved by the Board of Directors that is generally applicable to employees of the Company in the same or similar positions to that of Grantee; or

(iv)          the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and perform the obligations of the Company hereunder (after taking into account any action of the Board pursuant to Section 17.2 of the Plan).

(d)           Except as otherwise provided in Sections 2(a) or 4(a) hereof, all Option Shares shall be forfeited by Grantee in the event that Grantee ceases to be a Service Provider.  For purposes of this Agreement, unless otherwise agreed to in writing by the Company, termination of Service shall be deemed to occur on the last day actually worked by Grantee, rather than the last day Grantee is on the payroll of the Company or an Affiliate.  The Committee, in its sole and absolute discretion, shall determine whether a leave of absence shall constitute a termination of Service.

(e)           Non-Transferability.  This Option may not be transferred, assigned, pledged or disposed of in any manner whatsoever, except that it may be transferred (i) by will or the laws of descent and distribution or (ii) not for value to any Family Member as set forth in Section 8.10 of the Plan.  This Option may be exercised during Grantee’s lifetime only by Grantee.  Any attempt at any transfer, assignment, pledge, or other disposition shall be null and void and without effect and shall cause the immediate termination of the entire Option.

3.             Manner of Exercise and Payment.

(a)           Timing of Exercise.  Except as otherwise provided in Section 4 below and subject to Sections 16.1 and 17.2 of the Plan, this Option may be exercised with respect to Vested Option Shares only at any time and from time to time during the Option Period in one or more installments.

(b)           Notice of Exercise.  Grantee is entitled to exercise this Option by delivering to the Company a written notice, substantially in the form attached hereto as Exhibit A, of Grantee’s intent to purchase a specific number of Vested Option Shares for an amount equal to the sum of the Option Price for each such Vested Option Share. If required pursuant to Section 5 below, such notice shall also include the acknowledgment attached hereto as Exhibit B and referred to in Section 5.

(c)           Payment of Option Price.  The Option Price shall be paid in full at the time of exercise in the manner specified in Section 3.10 of the Plan.  Payment may, at the election of the Grantee, be made in (i) cash or cash equivalents acceptable to the Company, (ii) all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, or (iii) all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3 of the Plan.

4.             Termination of Service.

(a)           Forfeiture.  Subject to the provisions of Section 4(b) below, Grantee’s right to purchase any Vested Option Shares pursuant to this Option shall terminate and/or be forfeited upon the date on which Grantee is no longer a Service Provider to the Company (“Termination of Service”), except that Grantee (or in the event of Grantee’s death, Grantee’s personal representative or the person to whom this Option is transferred by will or applicable laws of descent and distribution) may exercise this Option, in whole or in part, to purchase any previously unpurchased Vested Option Shares at any time within:

(i)            In the case of Termination of Service by reason of Grantee’s death, one year after the date of Grantee’s death;

(ii)           In the case of Termination of Service by reason of Grantee’s Permanent Disability, within one year after the date of such Termination of Service; provided that, if Grantee dies after such Termination of Service and before the expiration of such one year period, then within the later of one year after the Termination of Service or 180 days after the date of Grantee’s death;

(iii)          In the case of Termination of Service by reason of Grantee’s retirement pursuant to a retirement plan of the Company or its Affiliates that is applicable to Grantee (or on or after age 60 if no retirement plan of the Company or its Affiliates is applicable to Grantee), within three months of the date of Grantee’s retirement; provided that, if Grantee dies after such retirement and before the expiration of such three-month period then one year after the date of retirement; and

(iv)          In the case of Termination of Service for any reason other than any of the reasons described in clauses (i) through (iii) above, at any time within three months from the date of such Termination of Service.

(b)           Option Term.  Any of the provisions herein to the contrary notwithstanding, this Option shall not be exercisable beyond the tenth (10th) anniversary of the Date of Grant.

5.             Securities Laws.  If the Option Shares are not covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1993 (the “Act”) and current registrations under all applicable state securities laws, the written notice delivered by Grantee pursuant to Section 3(b) above must include an acknowledgment of these facts, substantially in the form of Exhibit B attached hereto.

6.             Adjustments.  In the event of any change in the outstanding common stock of the Company by reason of stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, mergers, consolidations, asset spin-offs, reorganizations or the like, the number of Option Shares subject to this Option and the Option Price shall be appropriately adjusted.  If, prior to the purchase hereunder of any previously unpurchased Vested Option Shares the Company shall consolidate or merge with another corporation or liquidate, Grantee shall thereafter receive upon exercise of this Option with respect to such previously unpurchased Vested Option Shares the securities or property to which a holder of the number of Option Shares deliverable upon such exercise would have been entitled by reason of such consolidation, merger or liquidations.

7.             Notices.  Any notice to be given to the Company shall be addressed to the Company at the Company’s principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other.  Any such notice shall be deemed to have been duly given when addressed as aforesaid, deposited in the United States mail, registered or certified mail, postage and registration or certification fees prepaid, or when deposited with a recognized overnight courier.

8.             Governing Law.  The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to this Option.

9.             Stockholder Rights.  Grantee shall not, by reason of any right granted hereunder or under the Plan, have any right as a stockholder of the Company with respect to Option Shares that may be deliverable upon exercise of this Option in whole or in part until such Option Shares have been fully paid and issued to Grantee.

10.           Entire Agreement; Amendment; Waiver.  This Agreement and the Plan embody the entire agreement of the parties hereto with respect to the Company’s grant of the Option, and all other matters contained herein.  This Agreement supersedes and replaces any and all prior oral agreements entered with respect to the subject matter hereof.  This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.  A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

11.           Effect of the Plan.  The Option that is granted under this Agreement will be subject to all of the terms and conditions of the Plan, a copy of which Plan has been provided to the Grantee.  The Grantee will abide by, and the Option Shares granted to the Grantee will be subject to, all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan.  The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without any consent of the Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Agreement shall be subject, without further action by the Company or the Grantee, to such amendment, modification, restatement or supplement.

IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

GRANTEE:

THE MILLS CORPORATION

By:

EXHIBIT A

FORM OF NOTICE OF OPTION EXERCISE

The Mills Corporation

1300 Wilson Boulevard, Suite 400

Arlington, Virginia 22209

Attention:  General Counsel

Re: Notice of Option Exercise

 Ladies & Gentlemen:

I,                             of [address], hereby irrevocably exercise my stock option (the “Option”) to purchase        shares (the “Shares”) from The Mills Corporation (the “Issuer”) and irrevocably authorize you, the Issuer, to issue the Shares in the name of                  and to deliver the Shares to                [for deposit into my [margin][cash] account, account number                       ].  I am [currently a “Service Provider” as that term is defined in The Mills Corporation Amended and Restated 2004 Stock Incentive Plan.] [no longer a “Service Provider” as that term is defined in The Mills Corporation Amended and Restated 2004 Stock Incentive Plan. My date of termination of service was             .]

The Option identifying information is as follows:

Date of Original Grant	Number of Shares Being Purchased	Per Share Exercise Price	Total Exercise Price

		$	$
Total			$

I have directed                 to pay you $             to cover the total exercise price plus an additional sum to be determined by you to cover federal and state withholding taxes.  The address to which you should deliver the Shares upon payment of all applicable taxes is:

[NAME]
[ADDRESS]

Attn:

If you have any questions concerning this transaction, please call           at         .

Sincerely,

EXHIBIT B

ACKNOWLEDGMENT OF REGISTRATION STATUS

Pursuant to The Mills Corporation Stock Option Agreement (the “Agreement”) by and between the undersigned (“Grantee”) and The Mills Corporation, dated             , Grantee hereby declares this acknowledgment of the registration status of the Option Shares (as that term is defined in the Agreement):

A.            Grantee hereby acknowledges that the Option Shares are not covered by a current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”) and current registrations under all applicable state securities laws.

B.            Grantee is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of legal counsel satisfactory to the Company, may be made without violating the registration provisions of the Act or any other applicable law).

C.            Grantee has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or take any action which would make available to Grantee any exemption from such registration.

D.            Grantee has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws.

IN WITNESS WHEREOF, Grantee has made this acknowledgment on the day and year first above written.